UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2009

TSR, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	0-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (631) 231-0333

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Form 8-K filed on September 18, 2009, TSR, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion by Listing Rule 5450(b)(1)(C).

In anticipation of not meeting the MVPS continued listing requirement, the Company requested and on December 11, 2009, received approval from Nasdaq to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The transfer became effective at the opening of business on Tuesday, December 15, 2009, and the Company’s common stock will continue to trade under the symbol “TSRI.”

On December 14, 2009, the Company issued the press release regarding the transfer of the listing, a copy of which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 14, 2009 “TSR, Inc. Announces Transfer of its Common Stock to NASDAQ Capital Market”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

By:	/S/ JOHN G. SHARKEY
Name:	John G. Sharkey
Title:	Vice President and Secretary

Date: December 15, 2009